EXHIBIT 10.83



                         SECOND AMENDMENT



THIS SECOND AMENDMENT is made the 16th day of June, 1998.



BETWEEN



1.   LONZA BIOLOGICS PLC of 228 Bath Road, Slough, Berkshire SL1

     4DY, England (hereinafter referred to as "LB"),



AND



2.   MEDIMMUNE INC. of 35 West Watkins Mill Road, Gaithersburg,

     Maryland 20878 USA (hereinafter referred to as "Licensee").



WHEREAS



A.   Licensee entered into an agreement dated 10th January 1994

     (hereinafter referred to as "the Agreement" with LB's then

     Affiliate, known as Celltech Therapeutics Limited (formerly known as Celltech Limited), relating to the Intellectual

     Property and the Product (as therein defined), and



B.   The rights and obligations of Celltech Therapeutics Limited under the Agreement were novated in favour of L.B. by

     agreement between the parties, with effect from 26 July

     1996, and



C.   LB and Licensee entered into a First Amendment to the

     Agreement dated as of 8th April 1998 (hereinafter "the First

     Amendment"), and



D.   LB and Licensee now wish to amend the terms of the Agreement and the First Amendment.



     NOW THEREFORE it is hereby AGREED as follows:



1.   Definitions and Interpretations



     Unless otherwise stated, capitalized terms shall have the

     same meanings herein as are ascribed to them by the

     Agreement and the First Amendment.



2.   Effective Date



     Notwithstanding the date of signature of this second

     amendment to the Agreement, the provisions of this amendment shall be deemed to have taken effect on  June 16, 1998.





3.   Changes to the Agreement



          3.1  Clause 3.1 of the Agreement is deleted in the

          entirety and rewritten as follows:

          3.1  LB hereby grants to Licensee a
          worldwide, fully paid-up, non-exclusive
          license under the Intellectual Property to develop, manufacture, market and sell
          Product.



          3.2  Clauses 4.1, 5.1, 5.2, 5.3.1 and 5.4 of the

          Agreement are deleted in the entirety.



4.   Changes to the First Amendment



          4.1  Clauses 3.2.4, 4.1.2 and 4.2 of the First

          Amendment are deleted in the entirety.



5.        Payments



     Within thirty (30) days of the date of this Second

Amendment, Licensee shall pay LB (CONFIDENTIAL TREATMENT HAS BEEN

REQUESTED).



6.        Irrevocable License



     Notwithstanding any other provision to the contrary in the

     Agreement, the First Amendment or this Second Amendment,

     Licensee shall have the irrevocable right to continue to use the Intellectual Property to develop, manufacture, market

     and sell Product both during the term of the Agreement and after termination or expiration of the Agreement or the

     First Amendment, including the right to permit BI Pharma to use the Intellectual Property to produce Product for

     Licensee; provided, however, that LB shall have the right to terminate the rights and licenses granted to Licensee in the event that Licensee breaches the Agreement by unauthorized release of Materials, Cell Lines or Material Know-How.  Such termination shall take effect sixty (60) days after written notice by LB to Licensee specifying such breach, unless such breach is cured prior to the expiration of such sixty (60)

     day period.



7.   Continuation of Terms



     Save to the extent expressly set out herein, the terms and conditions of the Agreement and the First Amendment shall

     continue in full force and effect.



     AS WITNESS the hands of the duly authorized representatives of the parties hereto



Signed for and on behalf of

                                  /s/Edward Robinson

LONZA BIOLOGICS PLC                President



Signed for and on behalf of

                                  /s/David M. Mott

MEDIMMUNE INC.                     President and Chief Operating
                                   Officer